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                                                                    EXHIBIT 10.1

                                 ENTEGRIS, INC.
                          1999 Long-Term Incentive and
                                STOCK OPTION PLAN


     1. Purpose. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through grants of Options and Awards. Capitalized terms not defined in the text are defined in Section 23.

     2. Types of Stock Options and Awards.

          2.1 Options and Shares. Options granted under this Plan may be either:
     (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Revenue Code, or (b) nonqualified stock options ("NSOs"), as designated at the time of grant. The Shares that may be purchased upon exercise of Options granted under this Plan are shares of the Company's Common Stock, $.01 par value per share.

          2.2 Awards. Awards granted under this Plan include Performance Awards (denominated or payable in cash, Shares, other securities and other awards or other property) and Restricted Stock Awards, as designated at the time of grant.

     3. Shares Subject to The Plan.

          3.1 Number of Shares Available. Subject to Section 3.2, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be initially four million five hundred thousand (4,500,000) Shares. Such Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to Section 3.2, Shares shall again be available for grant and issuance in connection with future Options or Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Option or Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Option or Award that otherwise terminates without Shares being issued. The Committee shall have the authority to replenish the Plan annually with additional Shares by electing to increase the number of Shares available for issuance under the Plan by up to four percent (4%) of the total outstanding Shares of the Company, such election to be made within ninety (90) days after the end of the fiscal year; provided, however, that the total number of Shares reserved and available for grant pursuant to the Plan shall not exceed seven million five hundred thousand (7,500,000) Shares. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options and Awards under this Plan.
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          3.2 Adjustment of Shares. In the event that the number of outstanding
     Shares change as a result of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under this Plan; (b) the Exercise Prices of and number of Shares subject to outstanding Options; (c) the number of Shares and price per Share subject to outstanding Awards; and (iv) the amount payable in connection with Awards, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     4. Eligibility. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company.

     All other Options and Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option and/or Award under the Plan. The Company also may, from time to time and in the manner determined by the Committee, substitute or assume outstanding options or performance or restricted stock awards granted by another company, whether in connection with an acquisition of such other company or otherwise.

     5. Administration.

          5.1 Committee Authority. This Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out this Plan. The Committee shall have the authority to:

               (a) Construe and interpret the Plan, any Option Agreement or Award Agreement and any other agreement or document executed pursuant to this Plan.

               (b) prescribe, amend and rescind rules and regulations relating to this Plan.

               (c) select persons to receive Options or Awards.

               (d) determine the form and terms of Options and Awards.

               (e) determine the number of Shares or other consideration subject to Options and Awards.


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               (f) determine whether Options and Awards will be granted singly, in combination, in tandem with, in replacement of or as alternatives to, other Options and/or Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company.

               (g) grant waivers of Plan, Option or Award conditions.

               (h) Determine the vesting, exercisabilty and payment of Options and Awards.

               (i) correct any defect, supply any omission, or reconcile inconsistency in the Plan, any Option, any Option Agreement or Award Agreement.

               (j) determine whether an Option or Award has been earned.

               (k) make all other determinations necessary or advisable for the administration of this Plan.

          5.2 Committee Discretion. Any determination made by the Committee with respect to any Option or Award shall be made in its sole discretion at the time of grant of the Option or the Award or, unless in contravention of any express term of this Plan or the Option/Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option or Award under this Plan.

          5.3 Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two Persons (who are members of the Board), each of whom is a Disinterested Person.

     6. Terms and Conditions of Options. The Committee may grant Options to eligible persons and shall determine whether such Options shall be ISOs within the meaning of the Revenue Code or NSOs, the number of Shares subject to such Options, the Exercise Price of such Options, the period during which such Options may be exercised, and all other terms and conditions of such Options, subject to the following:

          6.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by an Option Agreement which shall expressly identify the Option as an ISO or NSO, and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of this Plan.

          6.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee.

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          6.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Option Agreement; provided, however, that no ISO shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company (a "Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the ISO is granted.

          6.4 Exercise Price. The Exercise Price shall be determined by the Committee when the Option is granted, provided, however, that: (a) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant; and (c) the Exercise Price of any Option may not be decreased to below the par value of the Shares, if any.

          6.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), together with payment in full of the Exercise Price for the number of Shares being purchased.

          6.6 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Subsidiary or Affiliate of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          6.7 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Participant, impair any of the Participant's rights under any Option previously granted.

          6.8 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under

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     Section 422 of the Revenue Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Revenue Code.

     7. Payment For Shares Purchased Upon The Exercise of Options. Payment for Shares upon the exercise of Options may be made in cash or by check or, or in any other manner approved for the Participant by the Committee and where permitted by Section 16(b) of the Exchange Act or other applicable law including, but not limited to, cancellation of indebtedness, payment by a promissory note, waiver of compensation, the surrender of other Company shares, or a cashless exercise through the surrender of a portion of the Option.

     8. Withholding Taxes. Whenever Shares and/or other property are to be issued upon exercise of Options or Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options or Performance Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

     9. Restricted Stock Awards. Awards of Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

          9.1 Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Restricted Stock Award Agreement containing the terms of such Restricted Stock Award. The Restricted Stock Award Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Stock Award. The Restricted Stock Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Awards.

          9.2 Delivery of Shares and Restrictions. At the time of a Restricted Stock Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of this Plan and the grant or award, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant shall have all rights of a shareholder with respect to the Shares, including the right to receive dividends and the right to vote such Shares, subject


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     to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Restricted Stock Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless other restrictive conditions relating to the Restricted Stock Award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

          9.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Restricted Stock Award Agreement relating to the Restricted Stock Award or in this Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and the restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case my be.

     10. Performance Awards.

          10.1 Grant of Performance Awards. The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a Performance Award granted under this Plan:
     (i) may be denominated or payable in cash, Shares (including without limitation, restricted stock), other securities, other awards or other property; and (ii) shall confer on the Participant rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the Participant, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the Participant and by the Company under any Performance Award shall be determined by the Committee.

          10.2 Shares Subject to Performance Awards. For purposes of this
     Section 10: (i) if a Performance Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Performance Award to which such Performance Award relates shall be counted on the date of grant of such Performance Award against the aggregate number of Shares available under this Plan; and (ii) if a Performance Award entitles the Participant to receive cash payments but the amount of such payments are denominated in or based on a number of Shares, the number of Shares shall be counted on the date of


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     grant of such Performance Award against the aggregate number of shares available under this Plan; provided, however, that Performance Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Performance Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

     11. Privileges of Stock Ownership. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant.

     12. Transferability. Options and Awards granted under this Plan, and any interest therein, shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules thereunder). During the lifetime of the Participant an Option or Award shall be exercisable only by the Participant, and any elections with respect to an Option or Award may be made only by the Participant.

     13. Restrictions on Shares. At the discretion of the Committee, the Company may require that an Option or Award be subject to restrictions including, but not limited to, a right of first refusal or a right to repurchase by the Company.

     14. Certificates. All certificates for Shares or other securities delivered under this Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

     15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant's Shares, and/or to enforce any obligation of a Participant in connection with an Option or Award the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

     16. Securities Laws and Other Regulatory Compliance. An Option or Award shall not be effective unless such Option or Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option or Award and also on the date of exercise or other issuance of Shares. Notwithstanding any other provision in this Plan, the Company shall have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the


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SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     17. No Obligation to Employ. Nothing in this Plan or any Option or Award granted under this Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of or to continue any other relationship with, the Company or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate the Participant's employment or other relationship at any time, with or without cause.

     18. Adoption and Shareholder Approval. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date.

     19. Term of Plan. This Plan shall terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval.

     20. Amendment or Termination of This Plan. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Option Agreement or Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

     21. Nonexclusivity of This Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval nor any provision of this Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable including, without limitation, the granting of stock options or awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     22. Governing Law. This Plan and all agreements, documents and instruments entered into pursuant to this Plan shall he governed by and construed in accordance with the internal laws of the State of Minnesota, excluding that body of law pertaining to conflict of law or choice of law.

     23. Definitions. As used in this Plan, the following terms shall have the following meanings:

     "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the detection of the


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management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Award" means either a Performance Award or Restricted Stock Award granted under this Plan, or both, as the context requires.

     "Award Agreement" means either a Performance Award Agreement or Restricted Award Agreement granted under this Plan, or both, as the context requires.

     "Board" means the Board of Directors of the Company.

     "Committee" means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board.

     "Company" means Entegris, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

     "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Revenue Code, as determined by the Committee.

     "Disinterested Person" means a director who has not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted or optioned equity securities pursuant to the Plan or any other plan of the Company or any Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule l6b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

     "Effective Date" means the date on which the Board adopts this Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

     "Fair Market Value" means, as of any date, the value of a Share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market System or, if no such reported sale takes place on such date, the average of the closing bid and asked prices.

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on


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               the principal national securities exchange on which the Common
               Stock is listed or admitted to trading.

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market System nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market.

          (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

     "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     "Option" means a contractual right to purchase Shares at sometime in the future at a specified price.

     "Option Agreement" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

     "Participant" means a person who receives an Option or Award under this Plan.

     "Performance Award" means an award of cash, Shares or other property payable upon the achievement of specific performance goals.

     "Performance Award Agreement" means, with respect to each Performance Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Performance Award.

     "Plan" means this Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan, as amended from time to time.

     "Restricted Stock Award" means an award of Shares subject to forfeiture and transfer restrictions as determined by the Committee.

     "Restricted Stock Award Agreement" means, with respect to each Restricted Stock Agreement, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Restricted Stock Award.

     "Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "SEC" means the Securities and Exchange Commission.

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     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" mean shares of the Company's Common Stock, $.01 par value per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 18 and any successor security.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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